PARTICIPATION AGREEMENT

AMONG

RYDEX VARIABLE TRUST,

RYDEX DISTRIBUTORS, INC.

AND

NATIONAL INTEGRITY LIFE INSURANCE COMPANY

DATED AS OF

January 1st, 2008

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THIS AGREEMENT, made and entered into as of the ___ day of ________ 2008 by and among National Integrity Life Insurance Company (hereinafter the "Company"), an
New York corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), RYDEX
VARIABLE TRUST (hereinafter the "Trust"), a Delaware business trust, and RYDEX
DISTRIBUTORS, INC. (hereinafter the "Underwriter"), a Maryland corporation.

WHEREAS, beneficial interests in the Trust are divided into several series of interests or shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series is hereinafter referred to as a "Fund"); and

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the
"1933 Act"); and

WHEREAS, the Underwriter is registered as a broker/dealer under the
Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), is a member in good standing of the Financial Industry Regulatory Authority
(hereinafter "FINRA") and serves as principal underwriter of the shares of the
Trust; and

WHEREAS, the Company has issued or will issue certain variable annuity contracts supported wholly or partially by the Account (the "Contracts") under the 1933 Act; and

WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of
Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforementioned

Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds on behalf of each Account to fund certain of the aforementioned Contracts and the Underwriter is authorized to sell such shares to each such Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and each Underwriter agree as follows:

ARTICLE I. PURCHASE AND REDEMPTION PROCEDURES

1.1. The Trust hereby appoints the Company as its designee for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Trust shares that may be held in the general account of the Company) for shares of those Funds made available hereunder. Receipt and acceptance of such orders from each Account on any
Business Day, shall constitute receipt and acceptance by the Trust, provided that the Trust receives the final order by 9:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York
Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the
"SEC").

1.2. The Trust, so long as this Agreement is in effect, agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the Securities and Exchange
Commission and the Trust shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading.
Notwithstanding the foregoing, the Board of Trustees of the Trust (hereinafter the "Board") may refuse to permit the Trust to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

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1.3. The Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of Section 1.1 hereof. Payment for Trust shares shall be in federal funds transmitted to the Trust or other designated person by wire. If federal funds are not received on time, the Company shall promptly, upon the Trust's request, reimburse the trust for any charges, costs, fees or interest or other expenses incurred by the Trust in connection with any advances to, or borrowing or overdrafts by, the Trust, based upon such purchase order. Upon receipt by the
Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.

1.4. The Trust agrees to redeem for cash, on the Company's request, any full or fractional shares of a Trust held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. Subject to and in accordance with applicable laws, and subject to written consent of the Company, the Trust may redeem shares for assets other than cash. For purposes of this
Section 1.4, the Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives the final request by 9:00 a.m. Eastern time on the next following Business Day.

1.5. The Company agrees that purchases and redemptions of Fund shares offered by the then current prospectus of the Trust shall be made in accordance with the provisions of such prospectus. The Contracts issued by the Company, under which amounts may be invested in the Trust are listed on Schedule A attached hereto and incorporated herein by reference, as such Schedule A may be amended from time to time by mutual written agreement of all of the parties hereto.

1.6. Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account.
Purchase and redemption orders for Trust shares will be recorded in an appropriate title for each Account or the appropriate subaccount of each
Account.

1.7. The Trust shall use its best efforts to furnish notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on Fund shares by the record date. The Company, on behalf of the Account, hereby elects to receive all such income, dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right, on behalf of the Account, to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Trust shall notify the
Company of the number of shares so issued as payment of such dividends and distributions.

1.8. The Trust shall use its best efforts make the net asset value per share for each Fund available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time).

1.9. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust's shares may be sold to other insurance companies and the cash value of the Accounts may be invested in other investment companies.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

2.1. The Company represents and warrants that the Contracts are, or prior to issuance will be, registered under the 1933 Act unless exempt from registration thereunder; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each
Account prior to any issuance or sale thereof as a segregated asset account under New York state insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated

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investment account for the Contracts. The company represents and warrants that it will comply with Rule 22c-2 under the 1940 Act under the terms set forth in the attached addendum.

2.2. The Trust represents and warrants that Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable federal and state securities laws and that the Trust is and shall remain registered under the 1940
Act. The Trust shall amend the registration statement for its shares under the
1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states, to the extent required by applicable state law.

2.3. The Trust represents that it is currently qualified as a Regulated
Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will maintain such qualification (under
Subchapter M or any successor or similar provision) and that it will notify the
Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.4. The Company represents and warrants that the Contracts are currently treated as life insurance policies or annuity contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.5. The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

2.6. The Underwriter represents and warrants that it is registered as a broker/dealer under the 1934 Act with the SEC and is a member in good standing with the FINRA.

2.7. The Trust represents and warrants that its directors, officers, and employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.8. The Company represents and warrants that all of its directors, officers, and employees dealing with the money and/or securities of the Account are and shall continue to be covered by a blanket fidelity bond or similar coverage for the benefit of the Company and the Separate Account in an amount not less than the minimum coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS; VOTING

3.1. The Trust or its designee shall provide the Company with as many printed copies of the Trust's current prospectus, Statement of Additional
Information ("SAI"), proxy statements supplements and annual or semi-annual reports of each Fund as the Company may reasonably request. If requested by the
Company, in lieu of providing printed copies the Trust shall provide camera-ready film or computer diskettes containing the Trust's prospectus and
SAI, and such other assistance as is reasonably necessary in order for the
Company once each year (or more frequently if the prospectus and/or SAI for the
Funds are amended during the year) to have the prospectus and SAI for the
Contracts and the Trust's prospectus and SAI printed together in one document.

3.2. Except as provided in this Section 3.2., all expenses of printing and distributing Trust prospectuses and SAI shall be the expense of the Company.
For prospectuses and SAI provided by the Company to its existing owners of
Contracts in order to update disclosure as required by the 1933 Act and/or the
1940 Act, the cost of

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printing shall be borne by the Trust. The Trust will provide an electronic version of the Trust's prospectus in lieu of providing printed copies of the

Trust's prospectus. The Company agrees to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the
Trust's expenses do not include the cost of printing any prospectuses or SAI other than those actually distributed to existing owners of the Contracts.

3.3. The Trust's SAI shall be obtainable from the Trust, the Company or such other person as the Trust may designate, as agreed upon by the parties.

3.4. The Fund, at its expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to
shareholders/Contract owners and other permissible communications to shareholders/Contract owners in such quantity as the Company will reasonably require. The Company will distribute this proxy material, reports and other communications to existing Contract owners and will bill the Fund for the reasonable cost of such distribution.

3.5. So long as and to the extent that the Securities and Exchange
Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall (i) solicit voting instructions from Contract owners;
(ii) vote the Fund shares in accordance with instructions received from Contract owners; and (iii) vote Fund shares for which no instructions have been received
n the same proportion as Trust shares of such Fund for which instructions have not been received. The Company reserves the right to vote Fund shares held in any Account in its own right, to the extent permitted by law.

ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1. The Company shall furnish, or shall cause to be furnished, to the
Underwriter, each piece of sales literature or other promotional material that the Company develops and in which the Trust or the Underwriter is named, at least five (5) Business Days prior to its use. No such material shall be used until approved by the Underwriter and the Underwriter will use its best efforts to review such material within five (5) Business Days of receipt. Materials not approved or disapproved within (5) Business Days shall be deemed approved.

4.2. The Company shall not give any information or make any
representations or statements on behalf of the Trust or concerning the Trust or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Trust, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust or its designee.

4.3. The Trust or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account(s) or
Contracts are named at least five (5) Business Days prior to its use. No such material shall be used until approved by the Company and the Company will use its best efforts to review such material within five (5) Business Days of receipt. Materials not approved or disapproved within (5) Business Days shall be deemed approved.

4.4. The Trust and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement, prospectus, or SAI for the Contracts, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5. The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for

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exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, promptly after the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

4.6. The Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in the Trust under the Contracts, promptly after the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Trust or any affiliate of the Trust: advertisements
(such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements,

prospectuses, statements of additional information, shareholder reports, and proxy materials.

ARTICLE V. FEES AND EXPENSES

5.1. The Trust shall pay no fee or other compensation to the Company under this Agreement, except that if the Trust or any Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses or a shareholder servicing plan to finance investor services, then payments may be made to the
Company, or to the underwriter for the Contracts, or to other service providers if and in amounts agreed upon by the parties.

5.2. All expenses incident to performance by the Trust under this
Agreement shall be paid by the Trust. The Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. The Trust shall bear the expenses for the cost of registration and qualification of Fund shares, preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), distributing the Trust proxy materials to owners of Contracts, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of Fund shares.

5.3. The Company shall bear the expenses of distributing the Trust's prospectus, proxy materials and reports to owners of Contracts issued by the
Company, other than the expenses of distributing prospectuses and statements of additional information to existing contract owners. The Company shall bear the expenses incident to (including the costs of printing) sales literature and other promotional material that the Company develops and in which the Trust or
Fund is named.

ARTICLE VI. DIVERSIFICATION

6.1. The Trust will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Trust will at all times comply with Section
817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or
Regulations. In the event of a breach of this Article VI by a Fund, the Trust will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

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ARTICLE VII. POTENTIAL CONFLICTS

7.1. The Trust represents and warrants that it has received an order from the Commission granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act
and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the "Mixed and Shared
Funding Exemptive Order"). The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Exemptive
Order and that may be imposed on the Company, the Trust and/or the Adviser by virtue of the receipt of such order by the Commission, will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party. The Trust agrees that the Trust Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by
Variable Insurance Product owners; or (f) a decision by a Participating
Insurance Company to disregard the voting instructions of contract owners. The
Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2. The Company will report any potential or existing conflicts of which it is aware to the Board.

7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the
Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1)
withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies)
that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such
Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the position of the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this
Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but

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in no event will the Trust be required to establish a new funding medium for the
Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict.

7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the
1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared
Funding Exemptive Order, then the Trust and/or the Participating Insurance
Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE VIII. INDEMNIFICATION

8.1. Indemnification By The Company

8.1(a) The Company agrees to indemnify and hold harmless the Trust and each member of the Board and each officer and employee of the Trust, the
Underwriter and each director, officer and employee of the Underwriter, and each person, if any, who controls the Trust, or the Underwriter within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Fund shares or the Contracts and:

(i) arise out of or are based upon any untrue statements or
alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust or the Underwriter for use in the registration statement or prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement)
or otherwise for use in connection with the sale of the Contracts or
Trust shares; or

(ii) arise out of or as a result of statements or representations
(other than statements or representations contained in the
registration statement, prospectus, statement of additional
information or sales literature of the Trust not supplied by the
Company, or persons under its control) or unlawful conduct of the

Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or
Trust shares; or

(iii) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated
therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company; or

(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this
Agreement; or

(v) arise out of or result from any material breach of any
representation or warranty made by the Company in this

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Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such
Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified
Party's reckless disregard of obligations or duties under this Agreement.

8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the
Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the
Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

8.2. Indemnification by the Underwriter

8.2(a). The Underwriter agrees to indemnify and hold harmless the
Company and each of its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act
(collectively, the "Indemnified Parties" and individually, an "Indemnified
Party," for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses)
to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of a Fund or the Contracts and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the
registration statement, prospectus, SAI or sales literature of the Trust (or any amendment or supplement to any of the
foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company for use in the registration statement, prospectus, SAI for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations
(other than statements or representations contained in the
registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Trust or persons under its control) or unlawful conduct of the Trust, Underwriter(s) or
Underwriter or persons


under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the
Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or
omission was made in reliance upon information furnished to the
Company by or on behalf of the Trust or Underwriter; or

(iv) arise as a result of any failure by the Trust or the Underwriter to provide the services and furnish the materials under the terms of this Agreement, or

(v) arise out of or result from any material breach of any
representation and/or warranty made by the Trust or Underwriter in this Agreement or arise out of or result from any other
material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 8.2(b) and
8.2(c) hereof.

8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this
Agreement.

8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified
Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

8.3. Indemnification by the Trust

8.3(a). The Trust agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the
Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party,"
for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including legal and other expenses) to which the
Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, and are related to the operations of the Trust and:


(i) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this
Agreement; or

(ii) arise out of or result from any material breach of any
representation and/or warranty made by the Trust in this
Agreement or arise out of or result from any other material
breach of this Agreement by the Trust;

8.3(b). The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such
Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified
Party's reckless disregard of obligations and duties under this Agreement.

8.3(c). The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d). The Company agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Trust.

8.4. Article VIII shall survive the termination of this Agreement.

ARTICLE IX. APPLICABLE LAW

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the substantive laws of the State of
Delaware, without regard to the conflict of laws provisions thereof.

9.2. This Agreement shall be subject to the provisions of the 1933,
1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the
Securities and Exchange Commission may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. TERMINATION

10.1. This Agreement shall continue in full force and effect until the first to occur of:

(a) termination by any party for any reason by six (6) months advance written notice delivered to the other parties; or

(b) termination by the Company by written notice to the Trust and the
Underwriter with respect to any Fund based upon the Company's determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts; or


(c) termination by the Company by written notice to the Trust and the
Underwriter with respect to any Fund in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d) termination by the Company by written notice to the Trust and the
Underwriter with respect to any Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the
Company reasonably believes that the Fund may fail to so qualify; or

(e) termination by the Company by written notice to the Trust and the
Underwriter with respect to any Fund in the event that such Fund fails to meet the diversification requirements specified in Article VI hereof; or

(f) termination by the Trust or Underwriter in the event that formal administrative proceedings are instituted against the Company by the
FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement and related to the sale of the Contracts, the operation of any Account, or the purchase of the Trust's shares;
provided however, that the Trust or Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(g) termination by the Company by written notice to the Trust and the
Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Trust or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

10.2. Notwithstanding any termination of this Agreement, the Trust and the
Underwriter shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this
Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Trust, redemption of investments in the Trust and investment in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such
Article VII terminations shall be governed by Article VII of this Agreement.

10.3. The Company shall not redeem Trust shares attributable to the
Contracts (as distinct from Trust shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application
(hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the Securities and Exchange Commission pursuant to
Section 26(c) of the 1940 Act. Upon request, the Company will promptly furnish to the Trust the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Trust) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Fund that was otherwise available under the Contracts without first giving the Trust 90 days prior written notice of its intention to do so.

ARTICLE XI. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:


Rydex Variable Trust
9601 Blackwell Road
Rockville, MD 20850

If to Underwriter:
Rydex Distributors, Inc.
9601 Blackwell Road
Rockville, MD 20850

If to the Company:
National Integrity Life Insurance Company
Attn: Kevin L. Howard, Senior VP and General Counsel
400 Broadway
Cincinnati, Ohio 45202

ARTICLE XII. MISCELLANEOUS

12.1. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust.

12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the
Securities and Exchange Commission, the Financial Industry Regulatory Authority
and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the New York Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such
Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the New York
Insurance Regulations and any other applicable law or regulations.

12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that an Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.


IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

NATIONAL INTEGRITY LIFE INSURANCE COMPANY

By: /s/ Kevin L. Howard
Kevin L. Howard
Senior Vice President and General Counsel

RYDEX VARIABLE TRUST

By: /s/ Carl G. Verboncoeur
Carl G. Verboncoeur
President

RYDEX DISTRIBUTORS, INC.

By: /s/ Carl G. Verboncoeur
Carl G. Verboncoeur
President


SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Shares of the Funds of the Trust shall be made available as investments for the following Separate Accounts:


NAME OF SEPARATE ACCOUNT AND FORM NUMBER AND NAME OF CONTRACT
DATE ESTABLISHED BY BOARD OF DIRECTORS FUNDED BY SEPARATE ACCOUNT

Separate Account I of National Integrity Life Insurance AnnuiChoice variable annuity
Company Grand Master flex variable annuity
IQ3 variable annuity
Established May 19, 1986 IQ Advisor variable annuity
Pinnacle Plus variable annuity

All contracts issued on form number INT 96 or state variation

Separate Account II of National Integrity Life Insurance Pinnacle variable annuity
Company
Form number INT 96 or state variation
Established May 21, 1992



RULE 22C-2 ADDENDUM

As used in this Addendum, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts and any capitalized terms not defined herein shall have the meanings given to them in the Addendum.

Intermediary shall mean (i) in the case of a participant-directed employee benefit plan that owns securities issued by the Fund (1) a retirement plan administrator under ERISA or (2) any entity that maintains the plan's participant records; and (ii) an insurance company separate account.

Fund Agent is either (i) an investment adviser to or administrator for the
Funds, (ii) the principal underwriter or distributor for the Funds, or (iii) the transfer agent for the Funds.

SHAREHOLDER INFORMATION

1. AGREEMENT TO PROVIDE INFORMATION. Intermediary agrees to provide the Fund, upon written request, the taxpayer identification number ("TIN"), the
Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII"), and the Contract owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account and the amount, date, and transaction type
(purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the
Intermediary during the period covered by the request. Unless otherwise specifically requested by the Fund, the Intermediary shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or
Shareholder-Initiated Transfer Redemptions

1.1 PERIOD COVERED BY REQUEST. Requests must set forth a specific period, not to exceed 90 days prior to the date of the request, for which transaction information is sought. The Fund may request transaction information older than 90 days prior to the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

1.1(A) TIMING OF REQUESTS. Fund requests for Shareholder information shall be made no more frequently than quarterly except as the Fund deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

1.2 FORM AND TIMING OF RESPONSE. (a) Intermediary agrees to provide, promptly upon the request of the Fund or its designee, the requested information in Section 1. If requested by the Fund or its designee,
Intermediary agrees to use its best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 1 is itself a financial intermediary ("indirect intermediary") and, upon further request of the
Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section 1 for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

(b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties; and

(c) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data
Reporting Format. For purposes of this provision, an "indirect intermediary" has the same meaning as in SEC Rule 22c-2 the 1940 Act.

1.3 LIMITATIONS ON USE OF INFORMATION. With respect to all information about any Shareholders, including, but not limited to names, addresses, telephone numbers, account numbers, customer lists and demographic financial and transactional information provided by the Intermediary to
Fund Agent and/or to which Fund Agent has access at any time (the "Customer
Information"), Fund Agent agrees as follows:

(a) All Customer Information shall be deemed confidential and proprietary to Intermediary;


(b) Fund Agent shall keep all Customer Information secure and confidential;

(c) Fund Agent shall not use the Customer Information for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public
Law 106-102) and comparable state laws; and

(d) Fund Agent shall promptly notify Intermediary of any unauthorized access to or disclosure of Customer Information.

2. AGREEMENT TO RESTRICT TRADING. Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Intermediary's account) that violate policies established by the
Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

2.1 FORM OF INSTRUCTIONS. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII and the specific individual Contract owner number or participant account number associated with the Shareholder, if known, and the specific restriction(s) to be executed, including how long the restrictions(s) is(are) to remain in place. If the TIN, ITIN, or GII or the specific individual Contract owner number or participant account number associated with the Shareholders is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

2.2 TIMING OF RESPONSE. Intermediary agrees to execute instruction from the

Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than ten business days after receipt of the instructions by the
Intermediary.

2.3 CONFIRMATION BY INTERMEDIARY. Intermediary must provide written confirmation to the Fund that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

3. CONSTRUCTION OF THE AGREEMENT; FUND PARTICIPATION AGREEMENTS; TERMINATION.
The parties have entered into one or more Fund Participation Agreements between or among them for the purchase and redemption of shares of the Funds by the
Accounts in connection with the Contracts. This Addendum supplements those Fund
Participation Agreements. To the extent the terms of this Addendum conflict with the terms of a Fund Participation Agreement, the terms of this Addendum shall control.

4. INDEMNIFICATION. The Fund agrees to indemnify and hold harmless Intermediary from any and all liability, claim, loss, demand, damages, costs and expenses
(including reasonable attorney's fees) arising in connection with third party claim or action brought against Intermediary as a result of any authorized disclosure of a shareholder's taxpayer identification number provided to the
Fund in response to a request for information pursuant to the terms of this
Addendum.

5. DEFINITIONS. FOR PURPOSES OF THIS ADDENDUM:

5.1 The term "Fund" shall mean an open-ended management investment company that is registered or required to register under section 8 of the
Investment Company Act of 1940 and includes the fund's principal underwriter and transfer agent. The term not does include any "excepted funds" as defined in SEC Rule 22c-2(b) under the Investment Company Act of
1940. Excepted fund means any: (1) money market funds; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

5.2 The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment
Company Act of 1940 that are held by the Intermediary.

5.3 The term "Shareholder" means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary
("Contract").


5.4. The term "Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a
Contract to a Fund as a result of "dollar cost averaging" programs; (ii)
pursuant to a Contract death benefit; (iii) one-time step-up in Contract value pursuant to a Contract death benefit; (iv) allocation of assets to a
Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) pre-arranged transfers a the conclusion of a required free look period.

5.5 The term "Shareholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a
Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

5.6 The term "promptly" as used in Section 1.2 shall mean as soon as practicable but in no event later than 10 business days from the
Intermediary's receipt of the request for information from the Fund or its designee.

5.7 The term "written" includes electronic writings and facsimile transmissions.